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                              EXHIBIT 23.1

           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and "Selected Combined Financial Data" and to the use of our report dated January 24, 1997, in the Registration Statement and related Prospectus of StarTek, Inc. for the registration of 4,216,667 shares of its common stock.


                                       ERNST & YOUNG LLP

                                       /s/ Ernst & Young LLP


Denver, Colorado
January 29, 1997